SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 20, 2005

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                    ----------------------------------------
               Exact name of Company as specified in its charter)


           Florida                000-31779              65-0928369
      ---------------          -------------         -------------------
      (State or other           (Commission            (IRS Employer
      jurisdiction of           File Number)         Identification No.)
         Formation)


                   145 Huguenot Street, New Rochelle, NY 10801
                   ------------------------------------- -----
               (Address of principal executive offices) (Zip Code)

         Company's telephone number, including area code (914)-654-8700
                                                         --------------

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Item 1.01 Material Definitive Agreement.

      On March 20, 2005, Security Intelligence Technologies, Inc. (the "Company") entered into employment agreements, dated as of March 20, 2005, with its chief executive officer, Ben Jamil, and its chief financial officer, Chris
R. Decker.

      Mr. Jamil's employment agreement provides for Mr. Jamil to serve as the Company's chief executive officer until March 31, 2010, and continuing on a year-to-year basis unless terminated by either party. Mr. Jamil is to receive a base salary of $250,000, which, commencing July 1, 2005, is subject to an increase of at least 10% if the Company's adjusted net income for the fiscal year ending on the most recent June 30th increases by at least $250,000 or, if the prior year's operations generated a loss, the loss decreases by at least $250,000. Adjusted net income is net income before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Corporation's debt or equity securities. Mr. Jamil may receive an increase in his base salary greater than 10% or he may receive an increase if the Company does not meet the performance criteria at the discretion of the board of directors. The Company also agreed to include Mr. Jamil as one of the board of director's nominees for election as a director. He is also eligible for a discretionary bonus.

      In connection with Mr. Jamil's execution of his employment agreement, and as provided in the agreement, the Company (i) granted Mr. Jamil a nonqualified stock option to purchase 10,000,000 shares of common stock at an exercise price of $.20, being the fair market value on the date of grant, and (ii) issued to Mr. Jamil 4,000,000 shares of series C preferred stock, a newly created series of preferred stock. The rights of the holders of the series C preferred stock are described under "Item 5.03. Amendment to Articles of Incorporation or By-laws; Creation of Series C Preferred Stock."

      Mr. Jamil has the right to terminate his employment at any time. Upon termination of Mr. Jamil's employment, he may continue as a consultant for two years at a salary equal to half of the sum of his salary in effect on the last day of his employment plus any bonus paid or payable with respect to the prior fiscal year. In the event of a termination of Mr. Jamil's employment as a result of his death, the Company will pay his base salary to his estate for the lesser of one year or the balance of the term. In the event of a termination of Mr. Jamil's employment other than as permitted by the Agreement, the Company is to pay Mr. Jamil an amount equal to his base salary plus the bonus paid or payable with respect to the prior fiscal year multiplied by the number of months remaining in the Term divided by twelve. In the event of a termination of his employment following a change of control, as defined in the agreement, all options held by Mr. Jamil which have not vested shall vest and the Company is to pay Mr. Jamil an amount equal to six times the sum of his salary and bonus for the prior fiscal year.

      Pursuant to the agreement, the Company has guaranteed the obligations to Mr. Jamil of its subsidiary, CCS International, Ltd. ("CCS"), for advances made by Mr. Jamil to CCS, to the maximum amount of $738,000. At December 31, 2004, CCS owed Mr. Jamil $738,644. Payment of the Company's obligations pursuant to this guaranty can only be made from cash flow from operations not required for the Company's business.

      Mr. Decker's employment agreement provides for Mr. Decker to serve as the Company's chief financial officer until March 31, 2010, and continuing on a year-to-year basis unless terminated by either party. Mr. Decker is to receive a base salary of $120,000, which, commencing July 1, 2005, is subject to an increase of at least 10% if the Company's adjusted net income for the fiscal year ending on the most recent June 30th increases by at least $250,000 or, if the prior year's operations generated a loss, the loss decreases by at least $250,000. Adjusted net income is net income before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Corporation's debt or equity securities. Mr. Decker may receive an increase in his base salary greater than 10% or he may receive an increase if the Company does not meet the performance criteria at the discretion of the board of directors. The Company also agreed to include Mr. Decker as one of the board of director's nominees for election as a director. He is also eligible for a discretionary bonus which will not be less than 10% of his base salary.

      In connection with Mr. Decker's execution of his employment agreement, and as provided in the agreement, the Company (i) granted Mr. Decker a nonqualified stock option to purchase 1,000,000 shares of common stock at an exercise price of $.20, being the fair market value on the date of grant, and (ii) issued to Mr. Decker 1,000,000 shares of series C preferred stock.

      Mr. Decker has the right to terminate his employment at any time. Upon termination of Mr. Decker's employment, he may continue as a consultant for two years at a salary equal to half of the sum of his salary in effect on the last day of his employment plus any bonus paid or payable with respect to the prior fiscal year. In the event of a termination of Mr. Decker's employment as a result of his death, the Company will pay his base salary to his estate for the lesser of one year or the balance of the term. In the event of a termination of Mr. Decker's employment other than as permitted by the agreement, the Company is to pay Mr. Decker an amount equal to his base salary plus the bonus paid or payable with respect to the prior fiscal year multiplied by the number of months remaining in the Term divided by twelve. In the event of a termination of his employment following a change of control, as defined in the agreement, all options held by Mr. Decker which have not vested shall vest and the Company is to pay Mr. Decker an amount equal to six times the sum of his salary and bonus for the prior fiscal year.

Item 5.03. Amendment to Articles of Incorporation or By-laws; Creation of Series C Preferred Stock

      In connection with the employment agreements with Messrs. Jamil and Decker, the board of directors, acting pursuant to the provisions of the Company's certificate of incorporation, created the series C preferred stock. Each share of series C preferred stock is convertible into common stock on a share for share basis if, prior to July 1, 2010, the Company generates either revenue of $6,000,000 or net income before taxes and before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Corporation's debt or equity securities of $250,000. If neither of such targets is met by July 1, 2010, the rights of the holders of the preferred stock terminate and the holders are required to transfer the shares of series C preferred stock to the Company for no consideration. The holders of the series C preferred stock vote with the holder of the common stock on an as-if converted basis, even if the event which triggers the conversion right has not occurred. If dividends are declared on the common stock, the holders of the series C preferred stock receive dividends on an as-if converted basis. The preferred stock has a liquidation preference of $.01 per share, and after payment of the liquidation preference, the holders of the preferred stock share with the holders of the common stock on an as-if converted basis.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      99.1 Employment agreement dated March 20, 2005, between the Company and Ben Jamil.

      99.2 Employment agreement dated March 20, 2005, between the Company and Chris R. Decker.

      99.3  Articles of Amendment relating to the series C preferred stock.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly authorized and caused the undersigned to sign this Report on the Company's behalf.



                                SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                By: /s/ BEN JAMIL
                                    -----------------------------------------
                                     Ben Jamil, President and Chief Executive
                                      Officer

Dated:  March 22, 2005